Exhibit (b)(1)(L)

LIMITED LIABILITY PARTNERSHIP CONFORMED COPY

SYNDICATION AND AMENDMENT AGREEMENT

21 DECEMBER 2006

for

CEMEX ESPAÑA, S.A.
as the Original Borrower and the Company

arranged by

CITIGROUP GLOBAL MARKETS LIMITED

THE ROYAL BANK OF SCOTLAND PLC

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

with

THE ROYAL BANK OF SCOTLAND PLC
acting as Agent

RELATING TO THE US$9,000,000,000 ACQUISITION FACILITIES AGREEMENT DATED 6 DECEMBER 2006

THIS AGREEMENT is dated 21 December 2006 and made between:

(1)	CEMEX ESPAÑA, S.A. (the "Original Borrower" or the "Company");

(2)
CITIGROUP GLOBAL MARKETS LIMITED, THE ROYAL BANK OF SCOTLAND PLC and BANCO BILBAO VIZCAYA ARGENTARIA, S.A. as mandated lead arrangers and joint bookrunners (acting whether individually or together the "Arranger");

(3)	THE FINANCIAL INSTITUTIONS listed on the signature pages as "Existing Lenders" in their capacities as Lenders (the "Existing Lenders");

(4)	THE FINANCIAL INSTITUTIONS listed on the signature pages as "New Lenders" (the "New Lenders"); and

(5)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended Agreement" means the Original Facilities Agreement, as amended by this Agreement.

"Original Facilities Agreement" means the US$9,000,000,000 acquisition facilities agreement dated 6 December 2006 between Cemex España, S.A. as the company and the original borrower, the Arranger, the Existing Lenders and the Agent.

"Relevant Syndication Date" means the date of this Agreement.

1.2	Incorporation of defined terms

(a) Unless a contrary indication appears, a term defined in any other Finance Document has the same meaning in this Agreement.

(b) The principles of construction set out in the Original Facilities Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facilities Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

2.	TRANSFER BY NOVATION

2.1	Transfer by Novation

On the Relevant Syndication Date (whether or not a Default has occurred and/or is continuing) each Existing Lender shall transfer by novation all or part of its Commitment, rights and obligations under the Finance Documents to a New Lender, so that:

(a)
each New Lender will become a Lender under the Amended Agreement with a Facility A Commitment, Facility B Commitment and Facility C Commitment as set out in the relevant columns opposite its name in Schedule 1 (The Lenders); and

(b)
each Existing Lender's Facility A Commitment, Facility B Commitment and Facility C Commitment shall be reduced to the respective amounts set out in the relevant columns opposite its name in Schedule 1 (The Lenders).

For the avoidance of doubt and notwithstanding any other term of this Agreement, this Agreement does not effect any novation of any rights or obligations under any Fee Letter or the Mandate and Commitment Letter.

2.2	Procedure for Transfer by Novation

The transfer by novation set out in Clause 2.1 (Transfer by Novation) shall take effect on the Relevant Syndication Date so that (without prejudice to Clause 2.3 (Amounts due on or before the Relevant Syndication Date)):

(a)
to the extent that in Clause 2.1 (Transfer by Novation) each Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and each Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(b)
each of the Obligors and each New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the relevant New Lender have assumed and/or acquired the same in place of that Obligor and that Existing Lender;

(c)
the Agent, the Arranger, each New Lender and each Existing Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Existing Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the relevant Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d) each New Lender shall become a Party as a "Lender".

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2.3	Amounts due on or before the Relevant Syndication Date

Any amounts payable to the Existing Lenders by the Obligors pursuant to any Finance Document on or before the Relevant Syndication Date (including, without limitation, all interest, fees and commission payable on the Relevant Syndication Date) in respect of any period ending on or prior to the Relevant Syndication Date shall be for the account of the Existing Lenders and none of the New Lenders shall have any interest in, or any rights in respect of, any such amount.

2.4	Limitation of responsibility of Existing Lenders

	(a)	Each New Lender confirms to each Existing Lender and the other Finance Parties that it:

		(i)	has received a copy of the Original Facilities Agreement together with such other information as it has required in connection with this transaction;

(ii)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and the Amended Agreement and has not relied exclusively on any information provided to it by any Existing Lender in connection with any Finance Document;

(iii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force; and

		(iv)	is not a U.S. Lender (and has not entered into a sub-participation agreement with a U.S. Lender in respect of the Commitment to be transferred pursuant hereto).

	(b)	Unless expressly agreed to the contrary, the Agent, the Arranger and the Existing Lenders make no representation or warranty and assume no responsibility to the New Lenders for:

		(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents (including the Amended Agreement) or any other documents;

		(ii)	the financial condition of any Obligor;

		(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

		(iv)	the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document,

and any representations or warranties implied by law are excluded.

	(c)	Nothing in any Finance Document obliges any Existing Lender to:

		(i)	accept a re-transfer from any New Lender of any of the rights and obligations transferred by novation under this Agreement; or

		(ii)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

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2.5	Administrative Details

Each New Lender confirms that it has delivered to the Agent its Facility Office details and address, fax number and attention details for the purposes of clause 32 (Notices) of the Amended Agreement.

3.	AMENDMENT

3.1	Amendment

With effect from the Relevant Syndication Date, the Original Facilities Agreement shall be amended such that:

(a) the contents of Part II of Schedule 1 to the Original Facilities Agreement (The Original Parties) are deleted and replaced by the contents of Schedule 1 (The Lenders) to this Agreement;

(b) the reference to "paragraph (f)"·in sub-paragraph (d)(ii) of clause 14.2 (Tax gross-up) of the Original Facilities Agreement shall be deleted and replaced with a reference to "paragraph (g)"; and

(c)
in Schedule 8 (Timetables) of the Original Facilities Agreement, the four references to "U-3" in the column entitled "Loans in other currencies" of the table set out therein shall be deleted and replaced with references to "U-4".

3.2	Continuing obligations

The provisions of the Original Facilities Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.	CONSENTS AND WAIVERS

4.1	Consent and waiver

The Company, the Arranger, the Existing Lenders and the Agent each:

(a) consent to the New Lenders becoming Lenders; and

(b)
waive (to the extent necessary) the requirements of clause 25 (Changes to the Lenders) of the Original Facilities Agreement for the purposes of this Agreement and for the transfer by novation effected pursuant to this Agreement (provided that, for the avoidance of doubt, the provisions of paragraph (d) of clause 25.2 (Conditions of assignment and transfer) are not waived).

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5.	MISCELLANEOUS

5.1	Incorporation of terms

The provisions of clause 32 (Notices), clause 34 (Partial invalidity), clause 35 (Remedies and waivers) and clause 39 (Enforcement) of the Original Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement and as if references in those clauses to "Party" and "Lender" include the New Lenders.

5.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
THE LENDERS

Lender	Facility A Commitment (US$)	Facility B Commitment (US$)	Facility C Commitment (US$)
Citibank International plc, Sucursal en España	203.000.000	203.000.000	203.000.000
The Royal Bank of Scotland plc	203.000.000	203.000.000	203.000.000
Banco Bilbao Vizcaya Argentaria, S.A.	116.666.667	116.666.667	116.666.666
Banco Santander Central Hispano, S.A.	110.333.334	110.333.333	110.333.333
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sucursal en España	110.333.334	110.333.333	110.333.333
Barclays Bank PLC	110.333.334	110.333.333	110.333.333
Bayerische Hypo- und Vereinsbank AG	110.333.334	110.333.333	110.333.333
Bayerische Landesbank	110.333.334	110.333.333	110.333.333
BNP Paribas Sucursal en España	110.333.334	110.333.333	110.333.333
BoA Netherlands Coöperatieve U.A.	110.333.334	110.333.333	110.333.333
Caja de Ahorros de Galicia	110.333.333	110.333.334	110.333.333
Caja Madrid	110.333.333	110.333.334	110.333.333
Calyon	110.333.333	110.333.334	110.333.333
FORTIS BANK, S.A. Sucursal en España	110.333.333	110.333.334	110.333.333
HSBC Bank plc Sucursal en España	110.333.333	110.333.334	110.333.333
ING Belgium, S.A. Sucursal en España	110.333.333	110.333.334	110.333.333
Instituto de Crédito Oficial	110.333.333	110.333.334	110.333.333
JPMORGAN CHASE BANK N.A., Sucursal en España	110.333.333	110.333.333	110.333.334
Lloyds TSB Bank plc	110.333.333	110.333.333	110.333.334
Mizuho Corporate Bank Nederland N.V.	110.333.333	110.333.333	110.333.334
SANPAOLO IMI, S.p.A. Sucursal en España	110.333.333	110.333.333	110.333.334
Scotiabank Europe plc	110.333.333	110.333.333	110.333.334
Société Générale S.A.	110.333.333	110.333.333	110.333.334
Standard Chartered Bank	110.333.333	110.333.333	110.333.334
WestLB AG, Sucursal en España	110.333.333	110.333.333	110.333.334
Banco de Sabadell, S.A.	50.000.000	50.000.000	50.000.000
TOTAL	3.000.000.000	3.000.000.000	3.000.000.000

SIGNATURES

The Company and Original Borrower

CEMEX ESPAÑA, S.A.

By:        HECTOR VELA

The Agent

THE ROYAL BANK OF SCOTLAND PLC

By:        DECLAN MCGRATH

The Arranger

CITIGROUP GLOBAL MARKETS LIMITED

By:        PAUL GIBBS

THE ROYAL BANK OF SCOTLAND PLC

By:        DECLAN MCGRATH

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:        VICENTE RODRIGUEZ                NATALIA GONZALEZ

The Existing Lenders

CITIBANK INTERNATIONAL PLC

By:        PAUL GIBBS

THE ROYAL BANK OF SCOTLAND PLC

By:        DECLAN MCGRATH

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:        VICENTE RODRIGUEZ                NATALIA GONZALEZ

The New Lenders

BANCO SANTANDER CENTRAL HISPANO, S.A.

By:        JAVIER VISEDO                                     CARLOS DE PEDROSO

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., SUCURSAL EN ESPAÑA

By:        IGNACIO ASÍN

BARCLAYS BANK PLC

By:        NICHOLAS A. BELL

BAYERISCHE HYPO- UND VEREINSBANK AG

By:        JORGE WILMER                                              MARIA LAGO

BAYERISCHE LANDESBANK

By:        HANS FISCHER                                    JOSEF DIEPOLD

BNP PARIBAS SUCURSAL EN ESPAÑA

By:        JOSE SERRANO-SUÑER                      JOSE GEFAELL

BOA NETHERLANDS COÖPERATIEVE U.A.

By:        D.J. MCMULLAN                               E.J. BROUWER

CAJA DE AHORROS DE GALICIA

By:        JOSE DE PABLO                                ARTURO BERMÚDEZ

CAJA MADRID

By:        MARIANO PÉREZ                                  ENRIQUE DE LA TORRE

CALYON

By:        REMI AUDIBERT                            MARC ESCOFFIER

FORTIS BANK, S.A. SUCURSAL EN ESPAÑA

By:        MARIA TERESA LINARES                 JOSE SARASOLA

HSBC BANK PLC SUCURSAL EN ESPAÑA

By:        FRANCISCO NEIRA                        FERNANDO ALVAREZ

ING BELGIUM, S.A. SUCURSAL EN ESPAÑA

By:        JOAQUIN JIMENEZ                        ETIENNE BOMBAERTS

INSTITUTO DE CRÉDITO OFICIAL

By:        MIGUEL LÓPEZ DE FORONDA

JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA

By:        CARLOS ZULOAGA                        EMERICO SALAS

LLOYDS TSB BANK PLC

By:        RICHARD M. HEATH

MIZUHO CORPORATE BANK NEDERLAND N.V.

By:        MR. A. UJITA                                MR. H. TAKAHASHI

SANPAOLO IMI, S.P.A. SUCURSAL EN ESPAÑA

By:        MARCO PIZZI

SCOTIABANK EUROPE PLC

By:        DAVID WILLIS

SOCIÉTÉ GÉNÉRALE S.A.

By:        ALVARO COROMINAS                    ARTURO ALONSO

STANDARD CHARTERED BANK

By:        DEREK HILL                                 CHAS YOUNG

WESTLB AG, SUCURSAL EN ESPAÑA

By:        BERTO NUVOLONI                        RAUL CALVO

BANCO DE SABADELL, S.A.

BY:        JOSE CARLOS                              AGUSTIN MONEDERO SAN MARTIN
            HERNANDEZ BERTOMEU